Exhibit 10.1

AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement (this “Amendment”) is dated as of August 25, 2011, among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), the entities party hereto and identified as a “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities party hereto and identified as a “Company” (together with any of their respective successors and assigns hereunder, the “Companies”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”), amending the Second Amended and Restated Receivables Purchase Agreement, dated as of August 26, 2010, as amended by Amendment No. 1 thereto, dated as of December 28, 2010, each among the Seller Parties, the Financial Institutions, the Companies, and the Agent (the “Original Agreement,” and as further amended, modified or supplemented from time to time, the “Receivables Purchase Agreement”).

RECITALS

The parties hereto are parties to the Original Agreement and they now desire to amend the Original Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Original Agreement.

Section 2. Amendment. Subject to the terms and conditions set forth herein, the Original Agreement is hereby amended as follows:

(a) The first sentence of Section 1.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Seller shall provide the Agent, by 12:00 noon (Chicago time) at least one Business Day prior to the date of each Incremental Purchase, with prior written notice in a form set forth as Exhibit II hereto of such Incremental Purchase (a “Purchase Notice”).

(b) The following sentence is hereby added to the end of Section 4.1 of the Original Agreement:

“Notwithstanding the foregoing, any Financial Institution that is also a Company shall continue to receive CP Costs and Company Costs in accordance with Article III rather than Yield at the Discount Rate in accordance with this Article IV.”

(c) Section 7.1(i)(J) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party;”

(d) Section 7.1(p) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(p) General Ledger and Certain Receivables. Such Seller Party shall maintain its consolidated general accounting ledger such that all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest arising in connection with the sale or lease of goods or the rendering of services by Originator and sold to Seller are recorded as part of general ledger category “company code 0100” provided however, that from and after December 28, 2010 indebtedness or other obligations owed to Originator or in which Originator has a security interest or other interest arising in connection with the sale or lease of goods or the rendering of services by the business previously conducted by businesses acquired by Originator in an Excluded Acquisition shall not be recorded as part of general ledger category “company code 0100” until such time, if any, as such indebtedness or other obligations are originated, serviced and collected in a manner substantially similar to the Receivables.

(e) The following section is hereby added as a new Section 8.8, immediately following Section 8.7 of the Original Agreement:

“Section 8.8 CRD Compliance. The Servicer agrees, for the benefit of each Purchaser that is required to comply with the requirements of Article 122(a) of the CRD, that from and after August 25, 2011 (a) it shall retain a net economic interest in the Receivables in an amount at least equal to 5% of the nominal value of the Purchaser Interests in accordance with Article 122a(1) of the CRD, (b) it shall not change the manner in which it retains such net economic interest, except to the extent such change is permitted under Article 122a(1) of the CRD, (c) it shall not enter into any credit risk mitigation, short position or any other hedge with respect to such net economic interest, except to the extent permitted under Article 122a(1) of the CRD and (d) provide any information that the Purchasers may require in order to comply with their respective obligations under Articles 122a(4) and (5) of the CRD.”

(f) Section 10.2(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, which demand shall be made at least 30 days prior to the date of any payment by the Seller pursuant to this Section 10.2 and shall include an explanation in reasonable detail of the manner in which such amounts shall have been determined, Seller shall pay to the Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction. Notwithstanding anything to the contrary contained herein, Seller shall not be liable for any amounts for any such costs or reduced returns incurred by the party demanding payment under this Section 10.2 more than 90 days before the related demand for payment. The term “Regulatory Change” shall mean (i) the adoption after August 26, 2010 of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after August 26, 2010, (ii) any change after August 26, 2010 in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after August 25, 2011, by any Funding Source or Purchaser with (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (B) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time or (C) any rules or regulations promulgated in connection with the foregoing by any such agency.”

(g) The following section is hereby added as a new Section 13.17, immediately following Section 13.16 of the Original Agreement:

“Section 13.17 PATRIOT Act. Each Purchaser that is subject to the requirements of the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the”Patriot Act”) hereby notifies the Seller Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Seller Parties, which information includes, among other things, the name and address of the Seller Parties and other information that will allow such Purchasers to identify such parties in accordance with the Patriot Act.”

(h) The definition of “Alternative Base Rate” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Alternative Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate for a one month Tranche Period on such day (or if such day is not a Business Day, the immediately preceding Business Day), provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page1 (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternative Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.”

(i) The definition of “Applicable Margin” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Applicable Margin” means 2.50%.”

(j) The following definition is hereby added to Exhibit I to the Original Agreement immediately after the definition of “CP Costs”:

““CRD” means, Directive 2006/48/EC of the European Parliament and of the Council of 14 June 2006 (as amended by Directive 2009/111/EC), as amended from time to time.”

(k) The definition of “Default Fee” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2.00% above the Alternative Base Rate.”

(l) The following definition is hereby added to Exhibit I to the Original Agreement immediately after the definition of “ERISA”:

““Excluded Acquisition” means any direct or indirect acquisition of any business by the Originator consummated on or after January 1, 2010.”

(m) The definition of “Excluded Receivable” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Excluded Receivable” means all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale or lease of goods or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto, which, in any case, both (i) arises in connection with the sale or lease of goods or the rendering of services by the business previously conducted by any businesses acquired by Originator in an Excluded Acquisition and (ii) is not recorded or maintained in Avnet’s consolidated general ledger accounting records as part of general ledger category “company code 0100” (other than any Receivables previously coded under “company code 0100” that have been coded under any other category without the Agent’s prior written consent). Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Excluded Receivable separate from an Excluded Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Excluded Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.”

(n) The definition of “Liquidity Termination Date” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Liquidity Termination Date” means August 23, 2012.”

(o) The definition of “Prime Rate” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by the Agent.”

(p) The definition of “Purchase Limit” in Exhibit I to the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Purchase Limit” means $750,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).

(q) The following definitions are hereby added to Exhibit I to the Original Agreement immediately after the definition of “Weekly Reporting Condition”:

““Wells” means Wells Fargo Bank, National Association, a national banking association.”

““Wells Company” means Wells Fargo Bank, National Association, a national banking association.”

(r) Schedule A to the Original Agreement is hereby deleted in its entirety and replaced by Schedule A hereto.

(s) The following paragraph is hereby added as a new paragraph h of the definition of “Company Costs” in Schedule C to the Original Agreement:

“h. For any Purchaser Interest purchased by Wells or the Wells Company, for any day, the one-month eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by Wells from another recognized source for interbank quotation), in each case, changing when and as such rate changes. For each Settlement Period, Wells or the Wells Company, as applicable, shall calculate its aggregate Company Costs for such Settlement Period and report such Company Costs to the Agent pursuant to Section 3.3 of this Agreement.”

Section 3. Assignments. In connection with the amendment hereunder, the following assignments shall be effected as of the date hereof:

(a) Assignment from the Existing RBS Company to the New RBS Company. In consideration of the payment by Thames Asset Global Securitization No. 1, Inc. (the “New RBS Company”) to Amsterdam Funding Corporation (the “Existing RBS Company”), in immediately available funds, of an amount equal to $73,333,333.33, representing 100% of the Capital of the Existing RBS Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “RBS Company Transferred Capital”), the Existing RBS Company hereby sells, transfers and assigns to the New RBS Company, without recourse, representation or warranty, and the New RBS Company hereby irrevocably takes, receives and assumes from the Existing RBS Company, the RBS Company Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the other Transaction Documents. From and after the date of this Amendment, all references to the “RBS Company” in the Receivables Purchase Agreement and any other Transaction Document shall mean the New RBS Company rather than the Existing RBS Company.

(b) Additional Assignments.

(i) In consideration of the payment by Wells Fargo Bank, National Association (the “Wells Company”) to the New RBS Company, in immediately available funds, of an amount equal to $14,666,666.67, representing 20.0% of the Capital of the New RBS Company’s Purchaser Interests outstanding immediately after giving effect to the assignment described in Paragraph 3(a) above (such percentage amount, the “RBS – Wells Transferred Capital”), the New RBS Company hereby sells, transfers and assigns to the Wells Company, without recourse, representation or warranty, and the Wells Company hereby irrevocably takes, receives and assumes from the New RBS Company, the RBS – Wells Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the other Transaction Documents.

(ii) In consideration of the payment by the Wells Company to the BNP Company, in immediately available funds, of an amount equal to $14,666,666.67, representing 20.0% of the Capital of the BNP Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “BNP – Wells Transferred Capital”), the BNP Company hereby sells, transfers and assigns to the Wells Company, without recourse, representation or warranty, and the Wells Company hereby irrevocably takes, receives and assumes from the BNP Company, the BNP – Wells Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the other Transaction Documents.

(iii) In consideration of the payment by the Wells Company to the Scotia Company, in immediately available funds, of an amount equal to $14,666,666.67, representing 20.0% of the Capital of the Scotia Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “Scotia – Wells Transferred Capital”), the Scotia Company hereby sells, transfers and assigns to the Wells Company, without recourse, representation or warranty, and the Wells Company hereby irrevocably takes, receives and assumes from the Scotia Company, the Scotia – Wells Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the other Transaction Documents.

(iv) In consideration of the payment by the Wells Company to the Bank One Company, in immediately available funds, of an amount equal to $14,666,666.67, representing 13.33% of the Capital of the Bank One Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “Bank One – Wells Transferred Capital”), the Bank One Company hereby sells, transfers and assigns to the Wells Company, without recourse, representation or warranty, and the Wells Company hereby irrevocably takes, receives and assumes from the Bank One Company, the Bank One – Wells Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the other Transaction Documents.

(v) In consideration of the payment by the BTMU Company to the Bank One Company, in immediately available funds, of an amount equal to $3,666,666.67, representing 3.33% of the Capital of the Bank One Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “Bank One – BTMU Transferred Capital”), the Bank One Company hereby sells, transfers and assigns to the BTMU Company, without recourse, representation or warranty, and the BTMU Company hereby irrevocably takes, receives and assumes from the Bank One Company, the Bank One – BTMU Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the other Transaction Documents.

(vi) In consideration of the payment by the CA Company to the Bank One Company, in immediately available funds, of an amount equal to $3,666,666.67, representing 3.33% of the Capital of the Bank One Company’s Purchaser Interests outstanding under the Original Agreement (such percentage amount, the “Bank One – CA Transferred Capital”), the Bank One Company hereby sells, transfers and assigns to the CA Company, without recourse, representation or warranty, and the CA Company hereby irrevocably takes, receives and assumes from the Bank One Company, the Bank One – CA Transferred Capital and all related rights and obligations under the Receivables Purchase Agreement and under the other Transaction Documents.

(c) Effect of Assignments. The parties acknowledge and agree that immediately after giving effect to the assignments set forth above, the respective Capital of the Purchaser Interest of the Companies shall be as follows:

The Bank One Company	$88,000,000.00
The Scotia Company	$58,666,666.67
Existing RBS Company	$0
New RBS Company	$58,666,666.67
The BNP Company	$58,666,666.67
The CA Company	$58,666,666.67
The BTMU Company	$58,666,666.67
The Wells Company	$58,666,666.67

(d) Wiring; Payment. The parties agree that all payments to be made in connection with the foregoing assignments may be wired to the Agent for further application to the accounts designated by the respective sellers of the Capital transferred hereunder.

Section 4. Additional Agreements.

(a) New Companies. From and after the date hereof, each of the New RBS Company and the Wells Company (together, the “New Companies”) shall be Companies party to the Receivables Purchase Agreement for all purposes thereof as if such New Company were an original party thereto and the New Companies agree to be bound by all of the terms and provisions contained therein.

(b) New Financial Institution. From and after the date hereof, Wells Fargo Bank, National Association (“Wells,” and together with the New Companies, the “New Parties”) shall be a Financial Institution party to the Receivables Purchase Agreement for all purposes thereof as if Wells were an original party thereto and Wells agrees to be bound by all of the terms and provisions contained therein.

(c) Additional Agreements by New Parties. Each of the New Parties hereby: (i) confirms that it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to become a party to the Receivables Purchase Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, any Company, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the Transaction Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Receivables Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Company or a Financial Institution (including, without limitation, as a Related Financial Institution), as applicable, or, when applicable, as a Purchaser; (v) represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Receivables Purchase Agreement; and (vi) agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Company, it will not institute against, or join any other Person in instituting against, any Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(d) Additional Agreement by Wells. Wells, as Financial Institution, hereby confirms that the representations and warranties set forth in Section 5.2 of the Receivables Purchase Agreement are true and correct as of the date hereof.

(e) Changes in Commitments. Each Financial Institution agrees and acknowledges that, after giving effect to this Amendment, the Commitment of such Financial Institution shall be the amount set forth opposite its signature page hereto.

Section 5. Waiver. The Agent and each Financial Institution hereby waive their right to receive an Extension Notice in connection with the extension of the Liquidity Termination Date contemplated by this Amendment and hereby consent to the proposed extension of the Liquidity Termination Date as set forth herein.

Section 6. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

(a) Amendment. The Agent and each Seller Party shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b) Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties of each seller Party contained in the Original Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

(c) No Termination Event or Potential Termination Event. As of the date hereof, both before and after giving effect to this Amendment, no Termination Event or Potential Termination Event shall have occurred and be continuing (and by its execution hereof, each of Seller Party shall be deemed to have represented and warranted such).

Section 7. Miscellaneous.

(a) Effect; Ratification. The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Original Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which the Agent, any Company or Financial Institution (or any of their respective assigns) may now have or may have in the future under or in connection with the Receivables Purchase Agreement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Original Agreement or to the “Receivables Purchase Agreement” shall mean the Original Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b) Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Costs, Fees and Expenses. Seller agrees to reimburse the Agent and each Purchaser and its assigns upon demand for all reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsels to the Agent).

(d) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e) Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION, as Seller

By:
Name:
Title:

AVNET, INC., as Servicer

By:
Name:
Title:

CHARIOT FUNDING LLC, as a Company

By:

Authorized Signatory

Commitment: $153,000,000	JPMORGAN CHASE BANK, N.A.,

as a Financial Institution and as Agent	By:

Name:
Title:

LIBERTY STREET FUNDING LLC, as a Company

By:
Name:
Title:

Commitment: $102,000,000	THE BANK OF NOVA SCOTIA, as a Financial Institution

By:

Name:
Title:

AMSTERDAM FUNDING CORPORATION, as a Company

By:
Name:
Title:

THAMES ASSET GLOBAL SECURITIZATION NO. 1, INC., as a

Company

By:
Name:
Title:

Commitment: $102,000,000	THE ROYAL BANK OF SCOTLAND PLC, as a Financial
	Institution By:	RBS SECURITIES INC., as agent By:

Name:
Title:

STARBIRD FUNDING CORPORATION, as a Company

By:

Name:
Title:
Commitment: $102,000,000	BNP PARIBAS, acting through its New York Branch, as a Financial Institution By:

Name:
Title:
By:

Name:
Title:

VICTORY RECEIVABLES CORPORATION, as a Company

By:
Name:
Title:

Commitment: $102,000,000THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Financial Institution By:

Name:
Title:

ATLANTIC ASSET SECURITIZATION LLC, as a Company

By:
Name:
Title:

By:
Name:
Title:

Commitment: $102,000,000	CRÉDIT AGRICOLE CORPORATE AND

INVESTMENT BANK NEW YORK BRANCH,
as a Financial Institution	By:

Name:
Title:
By:

Name:
Title:
Commitment: $100,000,000	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Company and as a Financial Institution By:

Name:

Title:SCHEDULE A

COMMITMENTS, COMPANY PURCHASE LIMITS
AND RELATED FINANCIAL INSTITUTIONS

Commitments of Financial Institutions

Financial Institution	Commitment

JPMorgan Chase Bank, N.A.	$153,000,000

The Bank of Nova Scotia	$102,000,000

The Royal Bank of Scotland PLC	$102,000,000

BNP Paribas, acting through its New York Branch	$102,000,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$102,000,000

Crédit Agricole Corporate and Investment Bank New York Branch	$102,000,000

Wells Fargo Bank, National Association	$100,000,000

Company Purchase Limits and
Related Financial Institutions of Companies

Company	Company Purchase Limit	Related Financial Institution(s)

Chariot Funding LLC	$150,000,000	JPMorgan Chase Bank, N.A.

Liberty Street Funding LLC	$100,000,000	The Bank of Nova Scotia

Thames Asset Securitization Global 1, Inc.	$100,000,000	The Royal Bank of Scotland PLC

Starbird Funding Corporation	$100,000,000	BNP Paribas, acting through its New York Branch

Victory Receivables Corporation	$100,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Atlantic Asset Securitization LLC	$100,000,000	Crédit Agricole Corporate and Investment Bank New York Branch

Wells Fargo Bank, National Association	$100,000,000	Wells Fargo Bank, National Association